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                                                                   Exhibit 9.1

         FIRST AMENDMENT DATED DECEMBER , 1997 TO STOCKHOLDERS AGREEMENT dated as of November 3, 1997 by and among COMPOST AMERICA HOLDING COMPANY, INC., a New Jersey corporation (the "Company"), WASTECO VENTURES LIMITED, a corporation organized under the laws of the British Virgin Islands ("Wasteco"), ROBERT J. LONGO, an individual ("Longo"), ROGER E. TUTTLE, an individual, ("Tuttle"), JOHN B. FETTER, an individual ("Fetter"), ROBERT E. WORTMANN, an individual ("R. Wortmann"), VICTOR D. WORTMANN, SR., an individual ("V. Wortmann"), VRH CONSTRUCTION COMPANY, a New York corporation ("VRH"), SELECT ACQUISITIONS, INC., a Colorado corporation ("Select"), and ALFRED A. RATTIE, an individual ("Rattie").

         WHEREAS, the undersigned entered into a Stockholder Agreement dated November 3, 1997 (the "Agreement") relating to Compost America Holding Company, Inc.; and

         WHEREAS, the undersigned wish to amend the Agreement in certain respects described below and to reaffirm the effectiveness of the Agreement as so amended; and

         WHEREAS, terms are used in this First Amendment (the "Amendment") as defined in the Agreement;

         NOW THEREFORE, in consideration of the mutual dependent promises set forth in this Agreement, the Company and the Stockholder Parties agree as follows:

         A. Sections 1.01 and 1.02 of the Agreement are amended to read in their entirety as follows:

         SECTION 1.01. The Stockholder Parties, except as otherwise provided herein, shall vote to cause the Board of Directors of the Company (the "Board") to consist of nine (9) directors and the various provisions of this Agreement shall be construed to relate to a Board of nine (9) directors. At least two of the directors (other than the directors designated as provided below) shall be "independent" directors. Wasteco shall have the right to designate three (3) directors and Longo shall have the right to designate one (1) director, subject, however, to increase or decrease as provided in Section 1.02. Should the Board be increased or decreased in size, the proportion of directors then designated by Wasteco and Longo, as well as the proportion of independent directors, shall be strictly maintained. Any right to designate which shall result in a fraction of one shall be adjusted upward to provide an additional director.

         SECTION 1.02. Should such total number of votes that Wasteco is entitled to cast for the election of directors be more than 40% of the total number of votes that could be cast (but less than 50%), the number of directors designated by Wasteco shall be increased to four (4). Should such total number of votes that Wasteco is entitled to cast be more than 50% of such total number of votes that could be cast in such election, the number of directors designated by Wasteco shall be increased to five (5). Should the total number of votes that Wasteco is entitled to cast for the election of directors be more than 15% of the

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total number of votes that could be cast in such election (but less than 30%), the number of directors designated by Wasteco shall be decreased to two (2). Should the total number of votes that Wasteco is entitled to cast for the election of directors be less than 15% of the total number of votes that could be cast in such election (but not less than 5%), the number of directors designated by Wasteco shall be decreased to one (1). Should the total number of votes that Wasteco or Longo is entitled to cast for the election of directors be less than 5% of the total number of votes that could be cast in such election, no director may be designated by such party, provided, however, that one director each shall be retained until November 3, 2004 by each of Wasteco and Longo if they retain any securities of the Company.

         B. Subsection 1.10(x), of the Agreement is amended to read in its entirely as follows:

              "(x) any increase or decrease in the size of the Board from nine
              (9) directors, and"

         C. The Agreement as so amended is hereby ratified and confirmed in all respects. Pursuant to Section 4.07 of the Agreement, this Amendment may be executed in any number of counterparts, each of which together shall consitute one instrument, and delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment in their individual capacity or caused it to be duly executed by their respective signatories thereunto duly authorized as of the day and year first above written.

                                           COMPOST AMERICA HOLDING COMPANY, INC.


                                           By: _____________________________
                                               Title:



                                           WASTECO VENTURES LIMITED


                                           By: _____________________________
                                               Title:


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                                           _________________________________
                                           Robert J. Longo



                                           _________________________________
                                           Roger E. Tuttle



                                           _________________________________
                                           John B. Fetter



                                           _________________________________
                                           Robert E. Wortmann



                                           _________________________________
                                           Victor D. Wortmann, Sr.


                                           VRH CONSTRUCTION COMPANY


                                           By: _____________________________
                                               Title:



                                           SELECT ACQUISITIONS, INC.


                                           By: _____________________________
                                               Title:



                                           _________________________________
                                           Alfred A. Rattie